EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-251652), and the Prospectus Supplement constituting a part of this Registration Statement of our report dated March 30, 2022, relating to the consolidated financial statements of Sanara MedTech Inc. and its subsidiaries appearing in the entity’s Annual Report on Form 10-K for the year ended December 31, 2021.

We also consent to the reference to us under the caption “Experts” in the Prospectus Supplement.

/s/ Weaver and Tidwell, L.L.P.

WEAVER AND TIDWELL, L.L.P.

Austin, Texas

February 24, 2023